Exhibit 23.2




           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Oxford Technologies, Inc.


We consent to the inclusion in this Registration Statement on Form S-1
(File No. 000-49854) of our report dated April 21, 2006, on our audit of the consolidated financial statements of Oxford Technologies, Inc. We also consent to the reference to our firm under the headings "Experts" in the registration statement.



/S/DEMETRIUS & COMPANY, L.L.C.
------------------------------
DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
January 10, 2007